                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 Proteon, Inc.
                (Name of Registrant as Specified In Its Charter)

                           Robert J. Connaughton, Jr.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 [PROTEON LOGO]

                                                                  April 11, 1997

Dear Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Proteon, Inc. at 10:00 a.m. on Wednesday, May 21, 1997, at The First National Bank of Boston, Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts.

     At the Annual Meeting five members will be elected to the Board of Directors. The Board of Directors recommends the election of the five nominees named in the enclosed Proxy Statement.

     Whether you plan to attend or not it is important that you promptly sign, date and return the enclosed proxy card in accordance with the instructions pertaining to the card. This will ensure your proper representation at the Meeting.

                                            Sincerely,

                                            /s/ Daniel J. Capone, Jr.
                                            DANIEL J. CAPONE, JR.
                                            President and Chief
                                            Executive Officer

           YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

                                 PROTEON, INC.
                               9 TECHNOLOGY DRIVE
                             WESTBOROUGH, MA 01581

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON WEDNESDAY, MAY 21, 1997

To Shareholders of Proteon, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of Proteon, Inc. will be held at The First National Bank of Boston, Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts, on Wednesday, May 21, 1997, at 10:00 a.m. local time for the following purposes:

     1. To elect five Directors to hold office until the next Annual Meeting of Shareholders and until their successors are chosen and qualified.

     2. To transact such other business as may properly come before the Meeting.

     Only Shareholders of record at the close of business on March 28, 1997, will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment(s) thereof. The transfer books will not be closed.

     You are cordially invited to attend the Meeting in person. Whether you plan to attend the Meeting or not, please fill out, sign and date the enclosed Proxy and return it in the envelope enclosed for this purpose. The Proxy is revocable by the person giving it at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.

                                            By Order of the Board of Directors,

                                            /s/ Robert J. Connaughton, Jr.
                                            ROBERT J. CONNAUGHTON, JR.
                                            Clerk

                                 PROTEON, INC.
                               9 TECHNOLOGY DRIVE
                             WESTBOROUGH, MA 01581

                         ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON WEDNESDAY, MAY 21, 1997

                                PROXY STATEMENT

GENERAL INFORMATION

     Date, Time and Place. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Proteon, Inc. ("Proteon" or the "Company") of Proxies for use at the Annual Meeting of Shareholders of the Company to be held at The First National Bank of Boston, Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts, on Wednesday, May 21, 1997, at 10:00 a.m. local time and at any adjournment(s) thereof and, together with the enclosed form of Proxy and Annual Report to Shareholders for the fiscal year ended December 31, 1996, is being mailed to the Shareholders on or about April 11, 1997. The Annual Report does not constitute any part of this Proxy Statement.

     Revocability of Proxies. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.

     Cost of Solicitation. The entire cost of this solicitation will be paid by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     Quorum and Voting. Only Shareholders of record of the Company's 15,276,296 shares of Common Stock, $.01 par value (the "Common Stock"), outstanding as of the close of business on March 28, 1997 will be entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting or any adjournment(s) thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

     Market Value of Common Stock. On February 14, 1997, the closing market price of the Company's Common Stock was $2.375 as reported by the Nasdaq Stock Market.

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 14, 1997, (on which date 15,428,046 shares were outstanding) by (a) each person or entity known by the Company to be the beneficial owner of more than five percent of the Common Stock, (b) each current Director and nominee for Director of the Company, (c) each Named Executive Officer (the Named Executive Officers can be found in the Summary Compensation Table below), and (d) all current Executive Officers and Directors of the Company as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                        NUMBER OF SHARES          PERCENTAGE OF SHARES
       NAME AND ADDRESS OF BENEFICIAL OWNER(1)         BENEFICIALLY OWNED          BENEFICIALLY OWNED
-----------------------------------------------------  ------------------         --------------------
Howard C. Salwen(2)..................................       1,019,564                      6.6%
  130 Dudley Road
  Newton, MA 02159
L.J. Sevin(3)........................................         174,796                      1.1%
Dr. David Clark(4)...................................          45,000                       *
Julius L. Marcus(5)..................................           7,500                       *
Daniel J. Capone, Jr.(6).............................         318,569                      2.1%
Steven J. Bielagus(7)................................          49,625                       *
William T. Greer(8)..................................           8,750                       *
Robert J. Connaughton, Jr.(9)........................           4,998                       *
Joseph A. DiGiantommaso(10)..........................            --                         *
Jeffrey B. Low(11)...................................            --                         *
Robert M. Glorioso(12)...............................            --                         *
William R. Johnson(12)...............................            --                         *
All current Executive Officers and Directors as a
  group (8 persons)(13)..............................       1,628,802                     10.6%

---------------

   * Less than 1%

 (1) Addresses are given only for beneficial owners of more than five percent of the Common Stock. The stock ownership information has been furnished to the Company by the named persons. Share ownership includes shares of Common Stock issuable upon exercise of certain outstanding options as described in the footnotes below.

 (2) Includes 125,164 shares owned by trusts of which Mr. Salwen is a trustee for the benefit of his adult children, David J. Salwen and Andrea G. Salwen. Mr. Salwen disclaims beneficial ownership of the 125,164 shares held in trust, as to which he has no investment power. Mr. Salwen is Chairman of the Company's Board of Directors.

 (3) Mr. Sevin is not standing for re-election as a Director at the Meeting.

 (4) Includes 20,000 shares which Dr. Clark, a Director of the Company, may acquire upon the exercise of options within sixty days after February 14, 1997.

 (5) Includes 5,000 shares which Mr. Marcus, a Director of the Company, may acquire upon the exercise of options within sixty days after February 14, 1997. Mr. Marcus is not standing for re-election as a Director at the Meeting.

 (6) Includes 294,250 shares which Mr. Capone may acquire upon the exercise of options within sixty days after February 14, 1997. Mr. Capone is a Director, President and Chief Executive Officer of the Company.

 (7) Includes 48,625 shares which Mr. Bielagus, Vice President of Engineering of the Company, may acquire upon the exercise of options within sixty days after February 14, 1997.

 (8) Consists of 8,750 shares which Mr. Greer, Vice President of Worldwide Sales of the Company, may acquire upon the exercise of options within sixty days after February 14, 1997.

 (9) Includes 3,750 shares which Mr. Connaughton, Vice President of Finance, Chief Financial Officer, General Counsel, Treasurer and Clerk of the Company, may acquire upon the exercise of options within sixty days after February 14, 1997.

(10) Mr. DiGiantommaso is the Company's former Vice President of Finance, Chief Financial Officer, Treasurer and Clerk of the Company.

(11) Mr. Low is the Company's former Vice President of Marketing of the Company.

(12) Messrs. Glorioso and Johnson are new nominees for election as Directors of the Company.

(13) Includes an aggregate of 380,375 shares which may be acquired upon the exercise of options within 60 days after February 14, 1997.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS' COMPENSATION

     The Company paid Dr. Clark and Mr. Marcus, and will pay any future non-employee Directors, including Messrs. Johnson and Glorioso, an annual fee of $10,000 for their services as Directors of the Company. In addition, Dr. Clark, Mr. Marcus and Mr. Salwen received, and any future non-employee Directors will receive, $1,000 for each Board Meeting attended and $1,000 for each Committee Meeting attended on a day other than when the Board of Directors meets. The Company reimburses Directors who request it for the expense of attending meetings, including airfare, hotel and auto/travel mileage.

     Pursuant to the 1991 Restated Stock Option Plan, all non-employee Directors who first become Directors on or after May 14, 1992, are automatically granted an option to purchase 5,000 shares of the Company's Common Stock at the then calculated fair market value. The options become exercisable over four years at the rate of twenty-five percent per year and terminate ten years after the grant date, so long as the individual remains a Director. The options terminate ninety days after the individual ceases to be a Director, unless the Directorship is terminated as a result of conviction of a felony or declaration of unsound mind by a court, in which event the options terminate immediately. In the event of the death or disability of the Director, the options which had become exercisable through the last option vesting date, and an additional number, prorated up to the date of death or disability, may be exercised by the Director or the Director's survivors, as the case may be, in accordance with their original terms up to one year after the death or disability of the Director.

     In addition to his responsibility as Director, Mr. Salwen is employed as a consultant by the Company. Mr. Salwen is currently performing management consulting services for the Company and is remunerated at the rate of $1,200 per day. Mr. Salwen's total remuneration for Director's fees, consulting fees and travel reimbursement during fiscal year 1996 was $19,336. Dr. Clark's total remuneration for Director's fees and travel reimbursement during fiscal year 1996 was $20,000. Mr. Marcus' total remuneration for Director's fees and travel reimbursement during fiscal year 1996 was $20,149.

                              SUMMARY COMPENSATION

EXECUTIVE COMPENSATION

     The following table shows compensation paid by the Company for services rendered during fiscal years 1996, 1995 and 1994 to the Chief Executive Officer; Vice President, Worldwide Sales; Vice President, Engineering; Vice President, Finance, Chief Financial Officer, General Counsel, Treasurer and Clerk; Former Vice President, Finance, Chief Financial Officer, Treasurer and Clerk; and Former Vice President, Marketing (the "Named Executive Officers").

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                                                AWARDS
                                                                             ------------
                                                                              SECURITIES
                                                ANNUAL COMPENSATION           UNDERLYING     ALL OTHER
                                         ---------------------------------     OPTIONS      COMPENSATION
      NAME AND PRINCIPAL POSITION        YEAR   SALARY($)(A)   BONUS($)(A)       (#)           ($)(B)
---------------------------------------  ----   ------------   -----------   ------------   ------------
Daniel J. Capone, Jr.(C)...............  1996      257,043        39,719        120,500         3,000
  CEO and President                      1995      237,058        75,556         50,000         3,000
                                         1994      222,656       102,500        300,000        33,838

William T. Greer(C)....................  1996      144,570         8,456         35,000        46,369
  Vice President, Worldwide Sales

Steven J. Bielagus(C)..................  1996      154,974         6,244         65,000         1,900
  Vice President, Engineering            1995      140,673        31,405         25,000         2,189
                                         1994      113,846        45,000         45,000         1,895

Robert J. Connaughton, Jr.(C)..........  1996      112,128         5,840         40,000         1,863
  Vice President, Finance,
  Chief Financial Officer, General
  Counsel, Treasurer and Clerk

Joseph A. DiGiantommaso(C)(D)..........  1996      114,615        18,564         68,000         2,899
  Former Vice President, Finance,        1995      129,809        28,269         25,000         3,000
  Chief Financial Officer, Treasurer     1994      108,785        57,500         45,000         1,977
  and Clerk

Jeffrey B. Low(E)......................  1996      107,352        19,034         10,000         1,442
  Former Vice President, Marketing       1995      126,154        41,285         75,000           768

---------------

(A) Amounts shown include cash compensation earned and/or received by the Named Executive Officers.

(B) The totals in this column reflect the aggregate value of the Company's contributions under the 401(k) Retirement Benefit Plan.

(C) Securities underlying Options for 1996 include certain options that were repriced which are more fully described in the Option Repricing Table.

(D) Mr. DiGiantommaso resigned his position as Vice President of Finance, Chief Financial Officer, Treasurer and Clerk on October 18, 1996.

(E) Mr. Low resigned his position as Vice President of Marketing on August 16, 1996.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information with respect to the Named Executive Officers regarding the number of shares acquired upon exercise of options during the last fiscal year, the value realized upon exercise of those options, the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1996, and the value of unexercised options.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             FISCAL YEAR-END VALUES

                                                                      NUMBER OF
                                                                SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                                     UNEXERCISED             IN-THE-MONEY OPTIONS
                                SHARES                          OPTIONS AT FY-END(#)           AT FY-END($)(A)
                              ACQUIRED ON       VALUE        ---------------------------  --------------------------
            NAME              EXERCISE(#)   REALIZED($)(B)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------- -----------   --------------   -----------   -------------  -----------  -------------
Daniel J. Capone, Jr.........    4,500          10,688         247,750        172,750          0             0
William T. Greer.............    --             --               2,500         32,500          0             0
Steven J. Bielagus...........    --             --              46,125         43,875          0             0
Robert J. Connaughton, Jr....    --             --              --             40,000          0             0
Joseph A. DiGiantommaso(C)...    --             --              48,250         --              0             0
Jeffrey B. Low(D)............    --             --              --             --              0             0

---------------

(A) The potential unrealized value is the fair market value at fiscal year-end ($2.50 per share) less the option exercise price times the number of shares. All options have an exercise price greater than $2.50 per share.

(B) The value realized is the fair market value on the date of exercise less the option exercise price times the number of shares.

(C) Former Vice President of Finance, Chief Financial Officer, Treasurer and Clerk.

(D) Former Vice President of Marketing.

OPTION GRANTS

     The following table sets forth information regarding each stock option granted to the Named Executive Officers during fiscal year 1996. Additionally, in accordance with Securities and Exchange Commission rules, hypothetical gains or "option spreads" that would exist for the respective options are also shown. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted to the option expiration date. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                --------------------------------------------------------
                                                     % OF                                     POTENTIAL REALIZABLE
                                                     TOTAL                                           VALUE
                                NUMBER OF           OPTIONS                                    AT ASSUMED ANNUAL
                                SECURITIES          GRANTED                                      RATES OF STOCK
                                UNDERLYING            TO                                     PRICE APPRECIATION FOR
                                 OPTIONS           EMPLOYEES     EXERCISE                         OPTION TERM
                                 GRANTED           IN FISCAL      PRICE       EXPIRATION     ----------------------
             NAME                  (#)               YEAR         ($/SH)         DATE        5%($)(Y)     10%($)(Y)
------------------------------  ----------         ---------     --------     ----------     --------     ---------
Daniel J. Capone, Jr..........    18,837(A)           1.42         2.99         7/24/06       33,810        87,199
                                   3,500(B)           0.26         3.63         9/16/06        7,979        20,221
                                   5,250(C)           0.40         3.63         9/16/06       11,969        30,331
                                   5,099(D)           0.38         3.63         9/16/06       11,624        29,459
                                  15,014(E)           1.13         3.63         9/16/06       34,228        86,741
                                  21,163(F)           1.59         2.99         7/24/06       37,985        97,966
                                   7,000(G)           0.53         3.63         9/16/06       15,958        40,441
                                   4,250(G)           0.32         3.63         9/16/06        9,689        24,554
                                   4,901(G)           0.37         3.63         9/16/06       11,173        28,315
                                     500(G)           0.38         3.63         9/16/06        1,140         2,889
                                  34,986(H)           2.63         3.63         9/16/06       79,759       202,125
William T. Greer..............    25,000(I)(X)        1.88         5.37         3/20/06       99,157       237,475
                                  10,000(J)           0.75         3.63         9/16/06       22,797        57,773
                                  25,000(K)           1.88         3.63         9/16/06       56,994       144,433
Steve J. Bielagus.............    10,000(L)(X)        0.75         6.63          2/7/06       39,578       102,293
                                   1,000(M)           0.75         2.64         9/12/06        2,552         5,628
                                   7,000(C)           0.53         3.63         9/16/06       15,958        40,441
                                   2,000(N)           0.15         3.63         9/16/06        4,559        11,555
                                   8,833(C)           0.67         3.63         9/16/06       20,137        51,031
                                  10,000(O)           0.75         3.63         9/16/06       22,797        57,773
                                  23,878(P)           1.80         3.63         9/16/06       54,436       137,951
                                   1,122(G)           0.84         3.63         9/16/06        2,558         6,482
                                  11,167(G)           0.84         3.63         9/16/06       25,458        64,515
Joseph A. DiGiantommaso.......    10,000(L)(X)        0.75         6.63          2/7/06       39,578       102,293
                                   3,000(C)           0.23         3.63         9/16/06        6,839        17,332
                                   5,000(Q)           0.38         3.63         9/16/06       11,399        28,887
                                   2,000(R)           0.15         3.63         9/16/06        4,559        11,555
                                   3,000(S)           0.23         3.63         9/16/06        6,839        17,332
                                   6,576(C)           0.50         3.63         9/16/06       14,992        37,992
                                  10,000(O)           0.75         3.63         9/16/06       22,797        57,773
                                  23,510(T)           1.77         3.63         9/16/06       53,597       135,825
                                   1,490(G)           0.11         3.63         9/16/06        3,397         8,608
                                  13,424(G)           1.01         3.63         9/16/06       30,603        77,555
Jeffrey B. Low................     6,864(U)           1.67         6.63          2/7/06       27,166        70,214
                                   3,136(V)           0.76         6.63          2/7/06       12,412        32,079
Robert J. Connaughton, Jr.....    15,000(L)(X)        1.13         6.63          2/7/06       59,367       153,440
                                  15,000(O)           1.13         3.63         9/16/06       34,196        86,660
                                  25,000(W)           1.88         2.81        10/23/06       44,282       112,123

---------------

(A) Incentive stock options were granted on July 24, 1996, at fair market value, as defined by the Plan, and become exercisable at the rate of 1,337 shares on October 24, 1996 and 2,500 shares quarterly beginning on January 24, 1999 with full vesting on July 24, 2000.

(B) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 2,625 shares on September 16, 1996 and 875 shares on January 21, 1997.

(C) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable in full on September 16, 1996.

(D) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 2,599 shares on September 16, 1996 and 2,500 shares on October 9, 1996.

(E) Incentive stock options were granted on September 16, 1996 at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 2,514 shares on August 23, 1998 and 3,125 shares quarterly beginning on November 23, 1998 with full vesting on August 23, 1999.

(F) Non-Qualified stock options were granted on July 24, 1996, at fair market value, as defined by the Plan, and become exercisable for 1,163 shares on October 24, 1996 and 2,500 shares quarterly beginning on January 24, 1997 with full vesting on October 24, 1998.

(G) Non-Qualified stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable in full on September 16, 1996.

(H) Non-Qualified stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 12,500 shares on September 16, 1996 and 3,125 shares quarterly beginning on November 23, 1996 through May 23, 1998 and 611 shares become exercisable on August 23, 1998.

(I) Incentive stock options were granted on March 20, 1996, at fair market value, as defined by the Plan, and become exercisable at a rate of twenty-five percent per year beginning on March 20, 1997 through March 20, 2000.

(J) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 2,500 shares on September 16, 1996 and 2,500 shares each on July 26, 1997; July 26, 1998; and July 26, 1999.

(K) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable at a rate of twenty-five percent per year beginning on March 20, 1997 through March 20, 2000.

(L) Incentive stock options were granted on February 7, 1996, at fair market value, as defined by the Plan, and become exercisable at the rate of twenty-five percent per year beginning on February 7, 1997 through February 7, 2000.

(M) Incentive stock options were granted on September 12, 1996, at fair market value, as defined by the Plan, and become exercisable at the rate of twenty-five percent per year beginning on September 12, 1997 through September 12, 2000.

(N) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 1,500 shares on September 16, 1996 and 500 shares on July 21, 1997.

(O) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable at the rate of twenty-five percent per year beginning on February 7, 1997 through February 7, 2000.

(P) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 4,003 shares on September 16, 1996; 5,125 shares each on August 23, 1997; August 23, 1998; August 23, 1999 and 4,500 shares on August 23, 2002.

(Q) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 3,750 shares on September 16, 1996 and 1,250 shares on October 22, 1996.

(R) Incentive stock options were granted on September 16, 1996 at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 1,500 shares on September 16, 1996 and 500 shares on July 21, 1997.

(S) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 1,500 shares on September 16, 1996 and 750 shares on September 29, 1996 and 750 shares on September 29, 1997.

(T) Incentive stock options were granted on September 16, 1996, at a price of $3.63 per share, in exchange for options held with an exercise price greater than $3.63 per share. These substitute options are exercisable for 3,760 shares on September 16, 1996 and 5,250 shares each on August 23, 1997; August 23, 1998 August 23, 1999 and 4,000 shares on August 23, 2002.

(U) Incentive stock options were granted on February 7, 1996, at fair market value as defined by the plan, and become exercisable for 932 shares each on February 7, 1997 and February 7, 1998; and 2,500 shares each on February 7, 1999 and February 7, 2000.

(V) Non-Qualified stock options were granted on February 7, 1996, at fair market value as defined by the plan, and become exercisable for 1,568 shares on February 7, 1997 and 1,568 shares on February 7, 1998.

(W) Incentive stock options were granted on October 23, 1996, at fair market value, as defined by the Plan, and become exercisable at a rate of twenty-five percent per year beginning on October 23, 1997 through October 23, 2000.

(X) On September 16, 1996 this option was exchanged for a new option at an exercise price of $3.63 per share.

(Y) Potential realizable value based on an assumption that the price of Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not necessarily reflect the Company's estimate of future stock price.

               COMPENSATION COMMITTEE REPORT ON OPTION REPRICING

     As a result of the diminution in the market price of the Company's Common Stock during the preceding three months and the consequently deep reduction in the perceived value of stock options held by employees, the Compensation Committee of the Board of Directors determined that many previously granted stock options had lost much of their value in motivating employees to remain with the Company and share in its overall financial goals. Consequently, the Compensation Committee of the Board of Directors, in September 1996, pursuant to the authority granted under the Company's 1991 Restated Stock Option Plan, voted to allow employees of the Company holding options to purchase shares with an option exercise price greater than $3.63 per share to exchange those options for substitute options having an option exercise price of $3.63 per share. On September 16, 1996 options for a total of 707,154 shares were surrendered by employees and exchanged for new options at the new option exercise price.

                                            L.J. Sevin
                                            Julius L. Marcus
                                            Howard C. Salwen

OPTION REPRICING

     The following table sets forth information regarding all repricings of options held by the Named Executive Officers during the last ten fiscal years.

                                          NUMBER OF                                               LENGTH OF
                                          SECURITIES   MARKET PRICE     EXERCISE                  ORIGINAL
                                          UNDERLYING   OF STOCK AT      PRICE AT                 OPTION TERM
                                           OPTIONS       TIME OF        TIME OF                   REMAINING
                                           REPRICED    REPRICING OR   REPRICING OR     NEW       AT DATE OF
                                              OR        AMENDMENT      AMENDMENT     EXERCISE   REPRICING OR
             NAME                DATE     AMENDED(#)       ($)            ($)         PRICE       AMENDMENT
------------------------------  -------   ----------   ------------   ------------   --------   -------------
Daniel J. Capone, Jr..........  9/16/96      7,000         3.63           11.80        3.63     5 yrs. 10 mo.
                                9/16/96      3,500         3.63           10.16        3.63      6 yrs. 4 mo.
                                9/16/96      5,250         3.63            6.00        3.63     6 yrs. 10 mo.
                                9/16/96      5,099         3.63            6.00        3.63     6 yrs. 10 mo.
                                9/16/96      4,250         3.63           12.05        3.63     4 yrs. 10 mo.
                                9/16/96      4,901         3.63            6.00        3.63     6 yrs. 10 mo.
                                9/16/96        500         3.63           12.05        3.63     4 yrs. 10 mo.
                                9/16/96     15,014         3.63            6.65        3.63     8 yrs. 11 mo.
                                9/16/96     34,986         3.63            6.65        3.63     8 yrs. 11 mo.
                                7/28/93      5,250         3.88           12.05        6.00        8 yrs.
                                7/28/93     10,000         3.88           15.68        6.00      8 yrs. 6 mo.

William T. Greer..............  9/16/96     10,000         3.63            7.37        3.63      8 yrs. 7 mo.
                                9/16/96     25,000         3.63            5.37        3.63      9 yrs. 6 mo.

Steven J. Bielagus............  9/16/96      7,000         3.63            6.00        3.63     6 yrs. 10 mo.
                                9/16/96      2,000         3.63            6.00        3.63     6 yrs. 10 mo.
                                9/16/96      8,833         3.63            6.50        3.63      7 yrs. 6 mo.
                                9/16/96      1,122         3.63            6.65        3.63     8 yrs. 11 mo.
                                9/16/96     23,878         3.63            6.65        3.63     8 yrs. 11 mo.
                                9/16/96     10,000         3.63            6.63        3.63      9 yrs. 5 mo.
                                9/16/96     11,167         3.63            6.50        3.63      7 yrs. 6 mo.
                                7/28/93      7,000         3.88           16.53        6.00      8 yrs. 6 mo.
                                7/28/93      2,000         3.88           10.16        6.00      9 yrs. 6 mo.

                                          NUMBER OF                                               LENGTH OF
                                          SECURITIES   MARKET PRICE     EXERCISE                  ORIGINAL
                                          UNDERLYING   OF STOCK AT      PRICE AT                 OPTION TERM
                                           OPTIONS       TIME OF        TIME OF                   REMAINING
                                           REPRICED    REPRICING OR   REPRICING OR     NEW       AT DATE OF
                                              OR        AMENDMENT      AMENDMENT     EXERCISE   REPRICING OR
             NAME                DATE     AMENDED(#)       ($)            ($)         PRICE       AMENDMENT
------------------------------  -------   ----------   ------------   ------------   --------   -------------
Robert J. Connaughton, Jr. ...  9/16/96     15,000         3.63            6.63        3.63      9 yrs. 5 mo.

Joseph A. DiGiantommaso.......  9/16/96      3,000         3.63            6.00        3.63     6 yrs. 10 mo.
                                9/16/96      5,000         3.63            6.00        3.63     6 yrs. 10 mo.
                                9/16/96      2,000         3.63            6.00        3.63     6 yrs. 10 mo.
                                9/16/96      3,000         3.63            6.00        3.63     6 yrs. 10 mo.
                                9/16/96      6,576         3.63            6.50        3.63      7 yrs. 6 mo.
                                9/16/96     10,000         3.63            6.63        3.63      9 yrs. 5 mo.
                                9/16/96     23,510         3.63            6.50        3.63      7 yrs. 6 mo.
                                9/16/96      1,490         3.63            6.65        3.63     8 yrs. 11 mo.
                                9/16/96     13,424         3.63            6.50        3.63      7 yrs. 6 mo.
                                7/28/93      3,000         3.88           15.68        6.00      8 yrs. 6 mo.
                                7/28/93      5,000         3.88           13.56        6.00      8 yrs. 9 mo.
                                7/28/93      2,000         3.88           10.16        6.00      9 yrs. 6 mo.
                                7/28/93      3,000         3.88            6.83        6.00      9 yrs. 8 mo.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     In June 1994, the Company entered into an employment agreement with Daniel
J. Capone, Jr., appointing him President and Chief Executive Officer. Prior to this date, Mr. Capone held the position of Vice President Operations and Quality and General Manager of the Company's LAN Products Division. Mr. Capone's employment agreement originally provided for a base salary of $225,000 per year and quarterly bonuses aggregating to 45% of base salary based upon attainment of goals jointly developed and agreed to between Mr. Capone and the Company's Board of Directors. In 1994, Mr. Capone was guaranteed a minimum bonus level of $32,500. In addition, Mr. Capone was granted options to purchase 300,000 shares of Common Stock of the Company at fair market value on the date of grant with a vesting schedule of 20,000 shares immediately vesting and the remaining 280,000 shares vesting in equal quarterly installments over the succeeding 3.5 years. In June 1995, Mr. Capone's base salary was increased to $240,000 and the bonus percentage to 50%. In addition, Mr. Capone was granted options to purchase 50,000 shares of Common Stock at fair market value on the date of grant with a vesting schedule of 3,125 shares immediately vesting and the remaining 46,875 vesting in equal quarterly installments over the succeeding 15 quarters. In 1995, Mr. Capone was paid his base salary and, in addition, received a bonus of $75,556. In 1996, Mr. Capone's base salary remained at $240,000. In January 1996, Mr. Capone's annual bonus percentage was increased to 55%, and Mr. Capone was granted options to purchase 40,000 shares of Common Stock at fair market value on the date of grant with a vesting schedule of 2,500 shares per quarter over the succeeding 16 quarters. In 1996, Mr. Capone was paid his base salary and, in addition, received a bonus of $39,719. In the event Mr. Capone's employment is terminated by the Company for any reason other than "cause", he will be entitled to receive his then current base compensation for an additional twelve months.

     On March 22, 1994, the Company appointed Steven J. Bielagus as Vice President of Engineering of the Company. Mr. Bielagus had previously been the Director of Engineering for the Company's Internetworking Systems Division. In 1996, Mr. Bielagus was eligible for a management bonus not to exceed 40% of salary. In the event that Mr. Bielagus' employment is terminated by the Company for any reason other than "cause", he will be entitled to receive his then current base compensation for an additional nine months.

     On March 11, 1996, the Company appointed William T. Greer as Vice President Sales of the Americas. Mr. Greer had previously been Director of Eastern Sales Operations of the Company. Under the terms of this appointment, Mr. Greer was granted an option to purchase 25,000 shares of Common Stock. In addition, Mr. Greer is eligible for a management bonus not to exceed 40% of his annual base salary.

     In October 1996, the Company appointed Robert J. Connaughton, Jr. as Vice President, Finance, Chief Financial Officer, General Counsel, Treasurer and Clerk for the Company. Mr. Connaughton had previously held the position of General Counsel for the Company since January 1996. Under the terms of this appointment, Mr. Connaughton was granted an option to purchase 25,000 shares of Common Stock. In addition, as Vice President, Finance and CFO, Mr. Connaughton is eligible for a management bonus of up to 40% of his annual base salary. In his current position of Vice President, Finance and CFO if Mr. Connaughton's employment is terminated for any reason other than "cause", he will be entitled to receive his then current base compensation for an additional twelve months.

     On October 11, 1995; October 18, 1995; March 11, 1996 and October 21, 1996, the Company entered into agreements with Messrs. Capone, Bielagus, Greer and Connaughton, respectively, whereby each will be paid severance payments if, following a change in control of the Company, the Executive's employment is terminated by the Company without cause, as defined, or the Executive terminates his employment for good reason, as defined. Except for the identity of the executives and the dates, the agreements are identical in all material respects. Severance benefits payable, consist of one years' salary and continuation of employee benefits and the acceleration of all unvested options. Each of the agreements has a term from the date of the agreement to the earliest to occur of
(a) two years from the date of the agreement; (b) termination of the executive's employment (i) by death or disability, (ii) for cause, or (iii) by the executive, other than for good reason; or (c) one year after the date of a change in control.

     For purposes of the agreements, a "change in control" is defined as (i) a person becoming the beneficial owner of 50% or more of the outstanding shares of Common Stock of the Company; (ii) certain mergers or consolidations where the Company is not the survivor or the shareholders of the Company prior to the merger or consolidation are not the holders of at least a majority of the voting power of the entity resulting from such merger or consolidation; (iii) sale of all or substantially all of the assets of the Company; or (iv) changes in the identity of the Directors of the Company within a two year period unless certain conditions specified in the agreements are met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 9, 1996 the Company entered into a Separation Agreement with Bruce Lichorowic, Vice President of Sales of the Company. Under this Agreement, Mr. Lichorowic was eligible to receive his current base salary commencing February 8, 1996 and ending May 9, 1996. In addition, Mr. Lichorowic was eligible to receive a budget for costs associated with relocation. The Company paid Mr. Lichorowic $61,320 pursuant to this agreement in 1996.

                    INFORMATION ABOUT THE EXECUTIVE OFFICERS

     The Executive Officers of the Company are elected annually by the Board of Directors and serve until their respective successors are chosen and qualified or until their earlier resignation or removal.

The current Executive Officers who are not Directors of the Company are as follows:

               NAME                  AGE                       POSITION(S)
-----------------------------------  ----  ---------------------------------------------------
Steven J. Bielagus.................   45   Vice President, Engineering
Robert J. Connaughton, Jr..........   49   Vice President, Finance, Chief Financial Officer,
                                           General Counsel, Treasurer and Clerk
William T. Greer...................   46   Vice President, Worldwide Sales

     From September 1988 to January 1990, Mr. Bielagus held the position of Director, Hardware Development for the Company. Mr. Bielagus joined Coral Networks, a manufacturer of high speed bridge routers, in January 1990, as Director, Hardware Development, which position he held until December 1991. In January 1992, Mr. Bielagus rejoined Proteon as Director, Strategic Relations. On March 22, 1994, Mr. Bielagus became Vice President, Engineering of the Company.

     Mr. Connaughton joined the Company in January 1996 as General Counsel. In October 1996, Mr. Connaughton was appointed Vice President, Finance, Chief Financial Officer, General Counsel, Treasurer and Clerk. Mr. Connaughton comes to Proteon from ImmunoGen, Inc., a biotechnology company which develops anti-cancer immuno-conjugates where he was General Counsel from 1994 to 1996. Prior to holding this position, Mr. Connaughton was President of Bank Ireland/First Financial, Inc., a corporate finance subsidiary of the Bank of Ireland from 1987 to 1993. Before that, from 1978 to 1987, he was Managing Attorney at EG&G, Inc.

     From July 1995 to March 1996, Mr. Greer held the position of Director, Eastern Sales Operations for the Company. In March 1996, Mr. Greer was appointed Vice President Sales of the Americas. Prior to holding these positions, Mr. Greer was Vice President of Sales, Support and Marketing for Cayman Systems since January 1994. From September 1988 to January 1994, Mr. Greer held the position of Director, Corporate Sales with Banyan Systems. Mr. Greer also served as an officer for the U.S. Marine Corps from September 1968 to September 1988.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors determines the remuneration and benefits for senior executives, reviews executive development and succession, and acts in an advisory capacity to the Board of Directors as a whole with regard to general compensation issues. The Compensation Committee is comprised solely of outside directors.

     The Compensation Committee's policies in compensating the Chief Executive Officer and senior management are based on several principles: (i) the payment of competitive salaries so as to attract and retain high quality personnel; (ii) the providing of a cash bonus program which is structured to reward the successful achievements of both overall Company financial goals, as measured generally by profitability, market share and cost management, and technical and market development goals; and (iii) the granting of stock options based upon the competitive environment for recruiting and retaining personnel and designed to strongly align management's interests with shareholders' interests so as to motivate the employee to pursue overall Company success. The Committee continues to manage the total compensation program so that it is straightforward and easily communicated to and understood by employees and shareholders. The compensation program is structured in such a manner that the achievement of goals and performance can be understood and measured. Further, it is the Company's philosophy that executives participate in the general benefit programs offered to all employees.

     Competitive base salaries are established through use of published industry surveys and targeted peer company surveys examining, depending on the particular position, competitive companies in the data communications market as well as other technically oriented companies in the relevant geographic area which may constitute competition to the Company in hiring or retaining strong performers. Compensation surveys used are The Survey Group Report and the Radford Associates Benchmark Salary Survey. The Compensation Committee, utilizing the survey data, and applying the members' significant experience in hiring and managing in a technical environment, seeks to set base salaries by taking into account, for both new and existing management, not only competitive factors, but the breadth of experience and recent individual performances of current or future employees. It is not the Company's intent to establish a set percentile rank for its compensation in general or for specific positions, but rather to establish levels dictated on a case by case basis as recommended by management and determined by the Committee in the exercise of the members' best collective judgment.

     The process followed by the Compensation Committee in determining executive bonus levels begins with the Board of Directors' review of management's annual strategic and financial plan. The annual plan is presented to the Board of Directors by the Chief Executive Officer in the fall of the preceding year and is reviewed and accepted by the Board. If necessary, the plan is revised in the spring for the remainder of the year. A review of the performance of the Company against the agreed upon overall corporate financial goals, along with recommendations, is presented to the Compensation Committee quarterly by the Chief Executive Officer. The Committee reviews and considers the recommendations and then, acting pursuant to its authorization from the Board of Directors, establishes the bonus for the Chief Executive Officer and other executives.

     The Company's Management Incentive Program generally allows for four payments each year. Actual payments, some of which are subject to certain guaranteed minimums, are otherwise based upon achievement of corporate goals. The terms of the plan are geared to recognize several key aspects of the Company's business environment. These include the constant introduction of new products to address opportunities created by evolving technology and the requirement for appropriate changes in the Company's business plans in response to a highly dynamic and competitive marketplace. Payments are currently capped at a maximum of 68.75% of base salary for the Chief Executive Officer, and generally lower percentages of base salary for other executive officers. All participants in the Company's Management Incentive Program receive bonuses based on objectively measured parameters. These include revenue goals by product area, gross margin goals, engineering and marketing expenditure goals and other factors. The extent to which these goals are achieved, the relative position of the individual in the Company and the individual's gross salary for each quarter are used to determine the individual's quarterly bonus. Performance factors are assigned to each goal based on the company's accomplishment toward that goal in the quarter. If a performance factor of less than 75% is determined for a particular goal, that goal does not contribute to the calculation of bonus. Similarly, the performance factor is capped at 125% of any goal. In no case, on an ongoing basis, may the total of all bonuses distributed exceed 15% of corporate profits before taxes.

     The Compensation Committee believes strongly that senior management's compensation program should include stock option grants for a number of reasons, including competitive practices, motivation for continued employment, and alignment of management's interests with those of shareholders. In granting options, the Compensation Committee in 1996 considered, among other factors, the quality of performance, the competitive market for the employee, the aggregate sizes of individual grants and the number of options outstanding as a whole. Option grants have been awarded to all senior management personnel upon hire and periodically thereafter based upon specific individual and/or corporate achievements.

     In 1996, stock option grants were made to certain of the executive officers as an incentive to motivate them in their efforts to continue the strategic repositioning of the Company. These options are issued with exercise prices equal to the fair market value on the date of the grant and generally vest annually over four years depending on the grant.

     In considering compensation of the Company's executives, one of the factors that the Committee takes into account is the anticipated tax treatment of various components of compensation. In 1994, the Company's 1991 Stock Option Plan was amended to preserve the deductibility of compensation expense under
Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility by the Company of certain executive compensation in excess of $1 million per year per person. The amendment provided for a limit of 750,000 shares of common stock with respect to which stock options may be granted per employee per year. The Committee has no present intentions of qualifying any other compensation paid to its executive officers for deductibility under Section 162(m), but may consider doing so in the future.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     In June 1994, the Company entered into an employment agreement with Daniel
J. Capone, Jr. appointing him President and Chief Executive Officer. Prior to that date, Mr. Capone was Vice President of the Company's LAN Products Division. Under Mr. Capone's Employment Agreement, he was granted a compensation package consisting of a base salary of $225,000 per year and an annual bonus of up to 40% of base salary based upon attainment of goals which were jointly developed and agreed to between Mr. Capone and the Company's Board of Directors. In June 1995, Mr. Capone's base salary was increased to $240,000 and the bonus percentage to 50%. In addition, Mr. Capone was granted options to purchase 50,000 shares of the Common Stock of the Company at fair market value on the date of grant with a vesting schedule of 3,125 shares immediately vesting and the remaining 46,875 vesting in equal quarterly installments over the succeeding 15 quarters. In January 1996, Mr. Capone's annual bonus percentage was increased to 55% and Mr. Capone was granted options to purchase 40,000 shares of Common Stock at fair market value on the date of grant with a vesting schedule of 2,500 shares per quarter over the succeeding 16 quarters. Additionally, Mr. Capone was paid his base salary of $240,000 and received a bonus of $39,719 in accordance with the Management Incentive Plan Program.

                                            L.J. Sevin
                                            Julius L. Marcus
                                            Howard C. Salwen

              COMPARISON OF CUMULATIVE TOTAL RETURN SINCE INITIAL
               PUBLIC OFFERING AMONG PROTEON, INC., NASDAQ STOCK
                  MARKET AND H & Q COMMUNICATION SECTOR INDEX

     The following line graph compares the total return on investment, assuming reinvestment of dividends, of the Company since the Company's initial public offering on June 4, 1991, with that of the Nasdaq Stock Market (U.S. Companies) as measured by the Center for Research in Securities Prices (CRSP) and a sub index of Hambrecht & Quist's Technology Index entitled the Communications Sector. The companies in Hambrecht & Quist's Communications Sector Index are:
3Com, Bay Networks, Cisco, Fore Systems, FTP Software, Gandalf, Madge NV, Network General, Optical Data Systems, Shiva Corp., Standard Microsystems, Xircom.

                              [PERFORMANCE CHART]
                                   PROTEON
                             H&Q TECHNOLOGY INDEX
                        NASDAQ STOCK MARKET-U.S. INDEX


Measurement Period                                            Nasdaq Stock
(Fiscal Year Covered)       Proteon       H&Q Technology      Market U.S.

Dec 91                        100              100                100
Dec 92                         61.34           115.02             116.38
Dec 93                         39.50           125.52             133.59
Dec 94                         35.29           145.70             130.59
Dec 95                         44.54           218.76             184.67
Dec 96                         16.81           262.49             227.16

            COMMITTEES OF BOARD OF DIRECTORS AND MEETING ATTENDANCE

     Howard C. Salwen and Dr. David Clark currently serve on the Audit Committee. The Audit Committee reviews the engagement of the Company's independent accountants, reviews the annual financial statements, considers matters relating to accounting policy and internal controls, and reviews the scope of the annual audits.

     Julius L. Marcus, Howard C. Salwen and L.J. Sevin, comprised the Compensation Committee during fiscal year 1996. The Compensation Committee which in 1997 will continue to be comprised of the then current outside directors reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are met and that such policies, practices and procedures contribute to the success of the Company.

     The Company does not have a standing Nominating Committee.

     During the fiscal year ended December 31, 1996, there were 8 meetings of the Board of Directors, 1 Audit Committee meeting and 8 meetings of the Compensation Committee. In addition, from time to time, the members of the Board of Directors and its committees act by unanimous written consent pursuant to Massachusetts Law.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the Annual Meeting, five Directors will be elected until the next Annual Meeting of Shareholders and until their successors have been elected and qualified or until their earlier resignation or removal.

     The enclosed Proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as Directors of the Company. The Board of Directors has no reason to believe that any nominee will become unavailable. However, in the event any one or more of such nominees shall unexpectedly become unavailable for election, votes will be cast, pursuant to authority granted by the enclosed Proxy, for such person or persons as may be designated by the Board of Directors.

     The names of the nominees and certain information about them are set forth below:

                                                    PRINCIPAL OCCUPATION DURING
            NAME AND AGE                      THE PAST FIVE YEARS; OTHER DIRECTORSHIPS
-------------------------------------  ------------------------------------------------------
Daniel J. Capone, Jr. (age 47).......  Mr. Capone joined the Company in 1987 and is currently
                                       President and Chief Executive Officer. Prior to
                                       becoming President in June 1994, Mr. Capone was Vice
                                       President and General Manager of the LAN Products
                                       Division. He has also held Vice President level
                                       positions in Manufacturing, Strategic Relations and
                                       Sales. Prior to joining Proteon, Mr. Capone was Vice
                                       President, Sales and Marketing for Charles River Data
                                       Systems in Framingham, Massachusetts.

Howard C. Salwen (age 60)............  Mr. Salwen founded the Company as a partnership in
                                       1972 and served as its President until 1984. Since the
                                       Company's incorporation in 1974 he has been Chairman
                                       of the Company's Board of Directors. He served as
                                       Chief Technical Officer from February 1984 to April
                                       1991 and as Clerk and Treasurer from 1974 to April
                                       1991. Mr. Salwen currently sits on the Board of
                                       Directors of Marathon Technologies Corp., a company
                                       which designs and manufactures fault-tolerant
                                       computers. Mr. Salwen is on the Board of Directors of
                                       the Mass Telecommunications Council and an Overseer of
                                       the DeCordova Museum and the Computer Museum. He is
                                       also Chairman of the Board of Ultranet Communication,
                                       an Internet service provider.

Dr. David Clark (age 53).............  Dr. Clark has been a member of the Company's Board of
                                       Directors since 1984. He has been employed since 1973
                                       at Massachusetts Institute of Technology Laboratory
                                       for Computer Science, where he is a Senior Research
                                       Scientist.

                                                    PRINCIPAL OCCUPATION DURING
            NAME AND AGE                      THE PAST FIVE YEARS; OTHER DIRECTORSHIPS
-------------------------------------  ------------------------------------------------------
William R. Johnson (age 54)..........  Mr. Johnson is a new nominee for election as Director of the Company. Mr. Johnson is a Principal in J & J
                                       Consulting since October 1996. He previously served as
                                       President and CEO of CrossComm Corporation from March
                                       1996 to October 1996. Prior to that Mr. Johnson was
                                       General Manager of IBM's Networking Hardware Division
                                       from November 1993 to March 1996. Mr. Johnson also
                                       held the position of Vice President of Digital's
                                       Networking/Telecommunications Business from February
                                       1973 to July 1993.

Robert M. Glorioso (age 56)..........  Mr. Glorioso, is a new nominee for election as
                                       Director of the Company. Since April 1993, Mr.
                                       Glorioso has held the position of President and CEO of
                                       Marathon Technologies Corp., a company which designs
                                       and manufactures fault-tolerant computers. Mr.
                                       Glorioso currently sits on the Board of Directors of
                                       Ultranet Communications, Inc., an Internet service
                                       provider. He previously held several senior executive
                                       positions while a corporate Vice President at Digital
                                       Equipment Corporation including Vice President of
                                       Information Systems Business and Vice President of
                                       Executive Consulting from January 1976 to December
                                       1992.

     No nominee for Director or Executive Officer has any family relationship with any other nominee or with any other Executive Officer.

     A plurality of the votes cast at the Meeting is required to elect each nominee as a Director.

     THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEES AS DIRECTORS.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand L.L.P., independent accountants, audited the Company's financial statements for the fiscal year ended December 31, 1996. The Company has selected Coopers & Lybrand L.L.P. to audit the Company's financial statements for the fiscal year ending December 31, 1997. The Company expects that representatives of Coopers & Lybrand L.L.P. will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of reports furnished to the Company and written representations that no other reports were required during the 1996 fiscal year, all Section 16(a) filing requirements were satisfied.

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

     In order to be considered for inclusion in the Proxy Statement distributed to shareholders prior to the Annual Meeting in 1998, a shareholder proposal must be received by the Company no later than December 12, 1997. Proposals should be delivered in writing to Proteon, Inc., 9 Technology Drive, Westborough, Massachusetts 01581.

     The Board of Directors does not know of any other matters which will be brought before the Meeting. If other business is properly presented for consideration at the Meeting, it is intended that the shares represented by the enclosed Proxy will be voted by the persons voting the proxies in accordance with their judgment on such matters.

     In order that your shares may be represented, if you do not plan to attend the Meeting, and in order to assure the required quorum, please fill out, sign, date and return your Proxy promptly.

                                            By Order of the Board of Directors,

                                            /s/ Robert J. Connaughton, Jr.
                                            ROBERT J. CONNAUGHTON, JR.
                                            Clerk

Dated: April 11, 1997

                                                                       1062-PS97

                                  DETACH HERE

                                 PROTEON, INC.

      THIS PROXY IS BEING SOLICITED BY PROTEON, INC.'S BOARD OF DIRECTORS
P
          The undersigned, revoking previous proxies relating to these shares,
R hereby acknowledges receipt of the Notice and Proxy Statement dated April 11, 1997, in connection with the Annual Meeting to be held at 10:00 a.m. on
O May 21, 1997, at The First National Bank of Boston, Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts and hereby appoints Robert J.
X Connaughton, Jr. and Daniel J. Capone, Jr., and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with
Y power of substitution to each, to vote all shares of the Common Stock of Proteon, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposal as set forth in said Proxy.

                    Election of all 5 Directors (or if any nominee is not available for re-election, such substitute as the Board of Directors may designate):

        NOMINEES:   D. Capone, D. Clark, R. Glorioso, W. Johnson and H. Salwen

SEE REVERSE SIDE FOR PROPOSAL. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                                                                  -------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  -------------


[X]  Please mark
     vote as in
     this example.

     This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors.

     In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

     The Board of Directors recommends a vote FOR Proposal 1.


                             FOR         WITHHELD
     1. Election of
        Directors            [ ]            [ ]
        (See reverse).


         -------------------------------------------
            For all nominees except as noted above


                                        MARK HERE
                                       FOR ADDRESS  [ ]
                                        CHANGE AND
                                      NOTE AT LEFT

          Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.